Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-42996, and No. 333-106503) and Form S-3 (No. 333-106078) of OmniVision Technologies, Inc. of our report dated July 14, 2004, relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated July 14, 2004, relating to the financial statement schedule, which appears in this Form 10-K

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
July 14, 2004